AMENDED AND RESTATED RULE 18F-3
                              MULTIPLE CLASS PLAN


THIS AMENDED AND RESTATED 18F-3 MULTIPLE CLASS PLAN, adopted on _______, 19xx, is amended and restated this ____ day of __________ 2000 by, the corporations listed on Schedule A, as such Schedule A may be amended from time to time, each a Wisconsin corporation (each a "Corporation" and collectively, the "Corporations"); and
WHEREAS, each Corporation engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940 (the "1940 Act"); and
WHEREAS, the Corporations are authorized to create separate series, each with its own separate investment portfolio, and the beneficial interest in each such series will be represented by a separate series of shares (each series is hereinafter individually referred to as a "Fund" and collectively, the "Funds"); and
WHEREAS, each Corporation, on behalf of the Funds listed on Schedule A, as such Schedule A may be amended from time to time, have adopted a Multiple Class Plan pursuant to Rule 18f-3 under the 1940 Act ("Plan"); and WHEREAS, each Corporation, on behalf of the Funds, employs Strong Capital Management, Inc. ("SCM") as its investment adviser, administrator, and transfer agent and Strong Investments, Inc. (the "Distributor") as distributor of the securities of the Funds; and
WHEREAS, the Board of Directors of each Corporation, including a majority of the Directors of the Corporation who are not "interested persons", as defined in the 1940 Act, of the Corporation, SCM, or the Distributors ("Independent Directors") have found the Plan, as proposed, to be in the best interests of each class of shares individually, each Fund, and the Corporation as a whole; and
WHEREAS, certain Funds, as of the effective date of this Plan, have in registration a Prospectus, which Prospectus, when effective, shall offer Advisor Class Shares for certain Funds that are subject to a front-end sales load and other Advisor Class Shares that are not subject to a sales load; and WHEREAS, each Corporation desires to amended the Plan to cover any Advisor Class Shares that are offered subject to a sales load without otherwise affecting any other class of shares covered by this Plan;
NOW, THEREFORE, each Corporation, on behalf of the Funds, hereby adopts the Plan, in accordance with Rule 18f-3 under the 1940 Act on the following terms and conditions:
1. FEATURES OF THE CLASSES. Each of the Funds shall offer, at the discretion of the Board and as indicated on Schedule A, up to three classes of shares: "Investor Class Shares," "Institutional Class Shares," and "Advisor Class Shares." Shares of each class of a Fund shall

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represent an equal pro rata interest in such Fund and, generally, shall have identical voting, dividend, distribution, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications, and terms and conditions, except that: (a) each class shall have a different designation; (b) each class of shares shall bear any Class Expenses, as defined in Section 3 below; (c) each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its distribution arrangements; and (d) each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class. In addition, Investor Class, Institutional Class, and Advisor Class shares of a Fund shall have the features described in Sections 2, 3, and 4 below.
2.     DISTRIBUTION FEE STRUCTURE.
(a) INVESTOR CLASS SHARES. Investor Class Shares of a Fund shall be offered at their then current net asset value ("NAV") without the imposition of an initial sales charge, contingent deferred sales charge, asset-based sales charge or service fee under a Distribution Plan (as defined below).
(b) INSTITUTIONAL CLASS SHARES. Institutional Class Shares of a Fund shall be offered at their then current NAV without the imposition of an initial sales charge, contingent deferred sales charge, asset-based sales or service fee under a Distribution Plan (as defined below).
(c) ADVISOR CLASS SHARES. Advisor Class Shares of a Fund shall be offered at their then current NAV plus any applicable sales charge as indicated in each Fund's prospectus. The Corporation has adopted, on behalf of the Funds, a distribution plan with respect to the Advisor Class shares of each Fund, if any, pursuant to Rule 12b-1 under the 1940 Act ("Distribution Plan"). The Distribution Plan authorizes a Fund to make payments for distribution services and shareholder services at an annual rate of up to 1.00% of a Fund's average daily net assets attributable to Advisor Class shares.
3.     ALLOCATION OF INCOME AND EXPENSES.
(a) The NAV of all outstanding shares representing interests in a Fund shall be computed on the same days and at the same time. For purposes of computing NAV, the gross investment income of each Fund shall be allocated to each class on the basis of the relative net assets of each class at the beginning of the day adjusted for capital share activity for each class as of the prior day as reported by the Fund's transfer agent. Realized and unrealized gains and losses for each class will be allocated based on relative net assets at the beginning of the day, adjusted for capital share activity for each class of the prior day, as reported by the Fund's transfer agent. To the extent practicable, certain expenses, (other than Class Expenses as defined below, which shall be allocated more specifically), shall be allocated to each class based on the relative net assets of each class at the beginning of the day, adjusted for capital share activity for each class as of the prior day, as reported by the Fund's transfer agent. Allocated expenses to each class shall be subtracted from allocated gross income. These expenses include:
(1) Expenses incurred by a Corporation (for example, fees of Directors, auditors, insurance costs, and legal counsel) that are not attributable to a particular Fund or class of shares of such Fund ("Corporation Level Expenses"); and

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(2)     Expenses incurred by each Fund that are not attributable to any particular class of the Fund's shares (for example, advisory fees, custodial fees, banking charges, organizational costs, or other expenses relating to the management of the Fund's assets) ("Fund Expenses").
(b) CLASS EXPENSES. Expenses attributable to a particular class ("Class Expenses") shall be limited to: (i) payments made pursuant to a Distribution Plan; (ii) transfer agent fees attributable to a specific class; (iii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders of a specific class; (iv) the expense of administrative personnel and services to support the shareholders of a specific class, including, but not limited to, fees and expenses under an administrative service agreement; (v) litigation or other legal expenses relating solely to one class; and (vi) directors' fees incurred as a result of issues relating to one class. Expenses in category (i) above must be allocated to the class for which such expenses are incurred. All other "Class Expenses" listed in categories (ii)-(vi) above may be allocated to a class but only if an officer of the Corporation has determined, subject to Board approval or ratification, which of such categories of expenses will be treated as Class Expenses consistent with applicable legal principles under the 1940 Act and the Internal Revenue Code of 1986 ("Code").
(c) Therefore, expenses of the Fund shall be apportioned to each class of shares depending on the nature of the expense item. Corporation Level Expenses and Fund Expenses shall be allocated among the classes of shares based on their relative NAVs. Approved Class Expenses shall be allocated to the particular class to which they are attributable. In addition, certain expenses may be allocated differently if their method of imposition changes. Thus, if a Class Expense can no longer be attributed to a class, it shall be charged to the Fund for allocation among the classes, as determined by the Board of Directors. Any additional Class Expenses not specifically identified above that are subsequently identified and determined to be properly allocated to one class of shares shall not be so allocated until approved by the Board of Directors of the Corporation in light of the requirements of the 1940 Act and the Code.
4. EXCHANGE PRIVILEGES. The Investor Class, Institutional Class, and Advisor Class shares of a Fund may be exchanged at their relative NAVs, without the imposition of any sales charge applicable to the Advisor Class shares, except as described below, for: (i) Investor Class, Institutional Class, or Advisor Class shares of the same Fund; (ii) Investor Class, Institutional Class, or Advisor Class shares of another Strong Fund; or (iii) if the Strong Fund does not have multiple classes of shares, the existing shares of another Strong Fund. Notwithstanding the foregoing, exchanges of Advisor Class shares of a Strong Fund that does not charge an initial sales load into Advisor Class shares of another Strong Fund that does charge an initial sales load will be subject to a sales charge. Purchases of Fund shares by exchange are subject to the same minimum investment requirements and other criteria imposed for purchases made in any other manner.
5. CONVERSION FEATURES. There shall be no conversion features associated with the Investor Class, Institutional Class, or Advisor Class shares of a Fund.
6. QUARTERLY AND ANNUAL REPORT. The Directors shall receive quarterly and annual written reports concerning all allocated Class Expenses and expenditures under the Distribution

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Plan complying with paragraph (b)(3)(ii) of Rule 12b-1. The reports, including the allocations upon which they are based, shall be subject to the review and approval of the Independent Directors in the exercise of their fiduciary duties.
7. WAIVER OR REIMBURSEMENT OF EXPENSE. Expenses may be waived or reimbursed by SCM or any other provider of services to the Funds without the prior approval of a Corporation's Board of Directors.
8. EFFECTIVENESS OF PLAN. The Plan shall not take effect until it has been approved by votes of a majority of both (a) the Directors of the Corporation and (b) those Directors of the Corporation who are not "interested persons" of the Corporation, SCM, or the Distributor (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Plan, cast in person at a meeting (or meetings) called for the purpose of voting on this Plan.
9. MATERIAL MODIFICATIONS. This Plan may not be amended to materially modify its terms unless such amendment is approved in the manner provided for initial approval in Paragraph 8 hereof.
10. LIMITATION OF LIABILITY. The Directors of each Corporation and the shareholders of the Funds shall not be liable for any obligations of the Funds under this Plan, and any person in asserting any rights or claims under this Plan shall look only to the assets and property of the Funds in settlement of such right or claim and not to such Directors or shareholders.

On behalf of each Corporation Listed on Schedule A.


By:
Name:
Title:


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                                   SCHEDULE A
The Funds of the Corporation currently subject to this Multiple Class Plan are as follows:

                                                             Date of Addition
CORPORATION/FUND/CLASS                                 TO THIS MULTIPLE CLASS PLAN
-----------------------------------------------------

Strong Advantage Fund, Inc.                                 January 28, 2000
     -Strong Advantage Fund
          *  Investor Class
          *  Advisor Class
          *  Institutional Class

Strong Corporate Bond Fund, Inc.                            January 28, 2000
     -Strong Corporate Bond Fund
          *  Investor Class
          *  Advisor Class
          *  Institutional Class

Strong Government Securities Fund, Inc.                     January 28, 2000
     -Strong Government Securities Fund
          *  Investor Class
          *  Advisor Class
          *  Institutional Class

Strong Heritage Reserve Series, Inc.                        January 28, 2000
     -Strong Heritage Money Fund
          *  Investor Class
          *  Advisor Class
          *  Institutional Class
     -Strong Investors Money Fund

Strong Income Funds, Inc.                                   January 28, 2000
     -Strong High-Yield Bond Fund
          *  Investor Class
          *  Advisor Class
            -Strong Short-Term High Yield Bond Fund
          *  Investor Class
          *  Advisor Class

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

Strong Income Funds II, Inc.                                     January 28, 2000
     -Strong Bond Fund
          *  Investor Class
          *  Advisor Class
          *  Institutional Class

Strong Money Market Fund, Inc.                                   January 28, 2000

Strong Municipal Funds, Inc.                                     January 28, 2000
     -Strong Short-Term High Yield Municipal Fund
          *  Investor Class
          *  Advisor Class
     -Strong Municipal Advantage Fund
     -Strong Municipal Money Market Fund

Strong Short-Term Bond Fund, Inc.                                January 28, 2000
     -Strong Short-Term Bond Fund
          *  Investor Class
          *  Advisor Class
          *  Institutional Class


Strong Asset Allocation Fund, Inc.                               January 28, 2000

Strong Common Stock Fund, Inc.                                   January 28, 2000

Strong Conservative Equity Funds, Inc.                           January 28, 2000
     -Strong American Utilities Fund
     -Strong Blue Chip 100 Fund
          *  Investor Class
          *  Advisor Class
     -Strong Equity Income Fund
     -Strong Growth and Income Fund
          *  Investor Class
          *  Advisor Class
          *  Institutional Class
     -Strong Limited Resources Fund
                                                                 January 28, 2000
Strong Discovery Fund, Inc.

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

Strong Equity Funds, Inc.                             January 28, 2000
     -Strong Enterprise Fund
          *  Investor Class
          *  Advisor Class
     -Strong Growth Fund
          *  Investor Class
          *  Advisor Class
          *  Institutional Class
     -Strong Growth 20 Fund
          *  Investor Class
          *  Advisor Class
     -Strong Mid Cap Disciplined Fund
     -Strong Mid Cap Growth Fund
     -Strong Small Cap Value Fund
     -Strong Strategic Growth Fund
     -Strong U.S. Emerging Growth Fund

Strong Opportunity Fund, Inc.                         January 28, 2000
     -Strong Opportunity Fund
          *  Investor Class
          *  Advisor Class

Strong High-Yield Municipal Bond Fund, Inc.           January 28, 2000
     -Strong High-Yield Municipal Bond Fund
          *  Investor Class
          *  Advisor Class

Strong Municipal Bond Fund, Inc.                      January 28, 2000
     -Strong Municipal Bond Fund
          *  Investor Class
          *  Advisor Class

Strong Short-Term Municipal Bond Fund, Inc.           January 28, 2000
     -Strong Short-Term Municipal Bond Fund
          *  Investor Class
          *  Advisor Class

Strong Total Return Fund, Inc.                        January 28, 2000



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